Exhibit (j)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 75 to the registration statement on Form N-1A (File No. 033-51308) for the Highland Energy and Materials Fund, a series of Highland Funds II.
/s/ KPMG LLP
Boston, Massachusetts
November 9, 2011